SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 8, 2007 (September 27, 2007)
Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     On September 27, 2007, Dean Foods Company (the “Company”) approved a plan to reduce its Dairy Group’s workforce by approximately 600-700 positions. On October 2, 2007, the Company filed a Current Report on Form 8-K describing the reduction in workforce; however, at that time the Company had not determined an estimate of the total amount or range of amounts of expected charges. This Amendment No. 1 on Form 8-K/A is being filed solely to update the Company’s disclosure to include an estimate of such charges.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On November 7, 2007, the Company determined that in the third quarter of 2007, it will recognize a charge of $6.0 million related to the elimination of these positions. The Company anticipates recognizing an additional charge of $2.3 million in the fourth quarter of 2007 related to the completion of the reduction in workforce plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007	DEAN FOODS COMPANY
	By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Senior Vice President and Chief Accounting Officer